UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2007

ACUITY BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16583	58-2632672
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1170 Peachtree St., N.E., Suite 2400, Atlanta, GA	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 404-853-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12)

☐	Pre-commencement communications pursuant to Rule 14-2(d) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 –	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2007, Acuity Brands, Inc. (the “Company”) announced that the Company’s Board of Directors unanimously authorized management to pursue a plan to separate its lighting and specialty products businesses by spinning off the business now known as Acuity Specialty Products Group, Inc. (“ASP”) into an independent publicly traded company. In anticipation of the proposed spin-off transaction, the Company named John K. Morgan as President and Chief Executive Officer of ASP. William A. Holl, who had served as Executive Vice President of the Company and as President and Chief Executive Officer of ASP, was appointed Executive Vice President and Chief Commercial Officer of ASP. In connection with these appointments, the Company entered into the following agreements:

•

Amended and Restated Employment Letter with Mr. Morgan. This Agreement amends and restates the terms of Mr. Morgan’s employment with the Company to provide, among other things, (i) that Mr. Morgan will serve as Chief Executive Officer and President of ASP and, until the spin-off is accomplished, will continue as an Executive Vice President of the Company, (ii) that termination of his employment with the Company as a result of the spin-off will not result in severance or other similar payments being made to him, and (iii) for the provision of certain benefits and equity awards from ASP if the spin-off is consummated.

•

Restricted Stock Award Agreement with Mr. Morgan. Pursuant to this Agreement, the Company granted Mr. Morgan 15,810 shares of restricted Common Stock of the Company that will vest in equal annual installments over three years. If the spin-off is consummated, 25% of the shares that would have vested on the first anniversary of the date of grant will vest at the date of the spin-off.

•

Amendment to Restricted Stock Award Agreements with Mr. Morgan. In certain circumstances following a “Change in Control,” accelerated vesting of restricted stock granted under award agreements may occur. This Amendment provides that the definition of a “Change in Control” as set forth in restricted stock award agreements with Mr. Morgan will be consistent with the definition set forth in the Company’s Amended and Restated Change in Control Agreement with Mr. Morgan.

•

Amendment No. 1 to Amended and Restated Change in Control Agreement with Mr. Morgan. Among other things, this Amendment revises the definition of a “Change in Control” and further amends the Agreement so that a termination of Mr. Morgan’s employment with the Company in connection with the spin-off will not entitle him to change in control payments, accelerated vesting of options and restricted stock, or other benefits.

•

Amendment No. 2 to Acuity Brands, Inc. Amended and Restated Severance Agreement with Mr. Morgan. This Amendment incorporates changes consistent with the Amended and Restated Employment Letter and Amendment No. 1 to the Amended and Restated Change in Control Agreement, as described above.

•

Confidentiality and Restrictive Covenants Agreement with Mr. Morgan. This Agreement provides, among other things, for non-competition, non-solicitation, and confidentiality obligations on the part of Mr. Morgan with respect to the business of Acuity Brands Lighting, Inc. for a period of two years following the spin-off.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 26, 2007

ACUITY BRANDS, INC.

	By:	/s/ Kenyon W. Murphy
Kenyon W. Murphy
Executive Vice President, Chief Administrative Officer, and General Counsel